UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2015

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10827	22-312218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

On February 20, 2015, Par Pharmaceutical Companies, Inc. (the “Company”) entered into Amendment No. 5 (“Amendment No. 5”) among the Company, the lenders party thereto, and Bank of America, N.A. (“BANA”), as administrative agent, which amends the Exiting Credit Agreement dated as of September 28, 2012, as amended by Amendment No. 1, dated as of February 6, 2013, Amendment No. 2, dated as of February 20, 2013, Amendment No. 3, dated as of February 28, 2013, and Amendment No. 4, dated as of February 20, 2014, among the Company, its subsidiary, Par Pharmaceutical, Inc. (the “Co-Borrower” and, together with the Company, the “Borrowers”), Sky Growth Intermediate Holdings II Corporation (“Holdings”), certain subsidiaries of the Company party thereto, BANA, as administrative agent, swing line lender and L/C issuer, each lender from time to time party thereto, and the other parties from time to time party thereto (the “Existing Credit Agreement”, and as amended, supplemented or otherwise modified by Amendment No. 5, the “Amended Credit Agreement”).

On February 25, 2015, the Company entered into Amendment No. 6 (“Amendment No. 6”, and together with Amendment No. 5, the “Amendments”) among the Borrowers, Holdings, certain subsidiaries of the Company party thereto, BANA, as administrative agent and incremental term lender (the “Amended Credit Agreement”, and as amended, supplemented or otherwise modified by Amendment No. 6, the “Credit Agreement”).

Amendment No. 5, which was effective as of February 25, 2015, increased the first lien net leverage levels included in the financial maintenance covenant, which covenant only applies to the extent there are revolving loans, swingline loans or letters of credit (excluding undrawn letters of credit to the extent cash collateralized) outstanding.

Amendment No. 6 authorized the funding of a new tranche of term loans (the “Term B-3 Loans”) in an aggregate principal amount of $425 million. The terms of Term B-3 Loans are substantially the same as the terms of the existing Term B-2 Loans, except that (1) the interest rate margins applicable to Term B-3 Loans are 3.25% for LIBOR and 2.25% for base rate, a 25 basis point increase compared to the Term B-2 Loans and (2) the Term B-3 Loans are subject to a soft call provision applicable to the optional prepayment of the loans which requires a premium equal to 1.00% of the aggregate principal amount of the loans being prepaid if, on or prior to August 25, 2015, the Company enters into certain repricing transactions. Additionally, all voluntary and mandatory prepayments of outstanding term loans must be made pro rata among the Term B-3 Loans and the Term B-2 Loans.

Borrowings under the Term B-3 Loans were used to pay a $494.3 million cash dividend to stockholders of the indirect parent of the Company.

The foregoing summary of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each Amendment, which are attached hereto as Exhibits 10.1 through 10.2 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 5 to the Credit Agreement among the Company, the lenders party thereto, and Bank of America, N.A. (“BANA”), as administrative agent, which amends the Existing Credit Agreement dated as of September 28, 2012, as amended by Amendment No. 1, dated as of February 6, 2013, Amendment No. 2, dated as of February 20, 2013, Amendment No. 3, dated as of February 28, 2013, and Amendment No. 4, dated as of February 20, 2014, among the Company, its subsidiary, Par Pharmaceutical, Inc. (the “Co-Borrower” and, together with the Company, the “Borrowers”), Sky Growth Intermediate Holdings II Corporation (“Holdings”), certain subsidiaries of the Company party thereto, BANA, as administrative agent, swing line lender and L/C issuer, each lender from time to time party thereto, and the other parties from time to time party thereto (the “Existing Credit Agreement”, and as amended, supplemented or otherwise modified by Amendment No. 5, the “Amended Credit Agreement”).

10.2	Amendment No. 6 to the Credit Agreement among the Borrowers, Holdings, certain subsidiaries of the Company party thereto, BANA, as administrative agent and BANA, Goldman Sachs Bank USA and Deutsche Bank Securities Inc., as lead arrangers, which amends the Amended Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR PHARMACEUTICAL COMPANIES, INC.

By:	/s/ Paul V. Campanelli
	Name:	Paul V. Campanelli
	Title:	Chief Executive Officer

	Date:	February 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5 to the Credit Agreement among the Company, the lenders party thereto, and Bank of America, N.A. (“BANA”), as administrative agent, which amends the Existing Credit Agreement dated as of September 28, 2012, as amended by Amendment No. 1, dated as of February 6, 2013, Amendment No. 2, dated as of February 20, 2013, Amendment No. 3, dated as of February 28, 2013, and Amendment No. 4, dated as of February 20, 2014, among the Company, its subsidiary, Par Pharmaceutical, Inc. (the “Co-Borrower” and, together with the Company, the “Borrowers”), Sky Growth Intermediate Holdings II Corporation (“Holdings”), certain subsidiaries of the Company party thereto, BANA, as administrative agent, swing line lender and L/C issuer, each lender from time to time party thereto, and the other parties from time to time party thereto (the “Existing Credit Agreement”, and as amended, supplemented or otherwise modified by Amendment No. 5, the “Amended Credit Agreement”).

10.2	Amendment No. 6 to the Credit Agreement among the Borrowers, Holdings, certain subsidiaries of the Company party thereto, BANA, as administrative agent and BANA, Goldman Sachs Bank USA and Deutsche Bank Securities Inc., as lead arrangers, which amends the Amended Credit Agreement.

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